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                                                                    EXHIBIT 10.2

                                SEVENTH AMENDMENT


                THIS SEVENTH AMENDMENT (this "Amendment") is made and entered into as of this 30th day of September, 2000 (the "Effective Date"), by and among Infogrames, Inc., a Delaware corporation (the "Borrower"), and Infogrames Entertainment SA, a French corporation (the "Lender").

                              Statement of Purpose

                The Borrower is a party to the Credit Agreement dated as of September 11, 1998 (as heretofore amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and between the Borrower and the Lender, as administrative agent (the "Administrative Agent") and as sole lender. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Credit Agreement.

                The Borrower has requested that the Lender agree to amend certain provisions of the Credit Agreement as set forth more fully below and subject to the terms and conditions hereof, the Lender is willing to agree to such requested amendments.

                NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                SECTION 1. AMENDMENTS.

        1.1 Amendments to Section 1.1 (Definitions). Section 1.1 of the Credit Agreement is hereby amended by deleting in their entirety the definitions of the following terms: "Aggregate Commitment", "Documentation Agent", "Syndication Agent" and inserting the following new definition in its proper alphabetical order:

                "Aggregate Commitment" means Fifty Million U.S. Dollars (U.S.$ 50,000,000).

        1.2     Amendment to Section 2.6 (Termination of Credit Facility).
Section 2.6 of the Credit Agreement is hereby amended by deleting the reference to "September 30, 2000" contained in said Section and by substituting therefor a reference to "December 31, 2000."

        1.3 Amendment to Section 13. 1 (Notices). Section 13.1 of the Credit Agreement is hereby amended by deleting "Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Dennis J. Friedman, Esq., Telephone:
(212) 408-5100, Telecopy No.: (212) 541-5369" contained in paragraph (b) of said Section and by substituting therefor "Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: Dennis J. Friedman, Esq., Telephone
(212) 351-4000, Telecopy No.: (212) 351-4035.


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        1.4     Amendment to Section 4.3 (Fees). Section 4.3(c) of the Credit
Agreement is hereby amended by deleting the reference to "$100,000" contained in said section and by substituting therefor a reference to "$70,000."

        1.5 Amendment to Schedule 6.1(u) (Litigation). Schedule 6.1(u) to the Credit Agreement is hereby replaced with the attached Amended and Restated
Schedule 6.l(u).

                SECTION 2. WAIVERS.

        2.1 Waiver of Article VII (Financial Information and Notices). Effective as of the Effective Date, the Lender and the Administrative Agent hereby waive any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Sections 7.1(d), 7.1(e), 7.1(f) and 7.2(b) for the period from the Effective Date until December 31, 2000.

        2.2 Waiver of Section 9.1 (EBITDA). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.1 of the Credit Agreement for the period through December 31, 2000.

        2.3 Waiver of Section 9.2 (Capital Expenditure). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.2 of the Credit Agreement for the period through December 31, 2000.

        2.4 Waiver of Section 10.9 (Certain Accounting Changes). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with
Section 10.9 of the Credit Agreement for the period through December 31, 2000.

                SECTION 3. MISCELLANEOUS.

        3.1 Representations and Warranties; No Default. (a) After giving effect to this Amendment, the Borrower hereby represents and warrants that (i) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

        (b) The Borrower hereby further represents and warrants that it is truly and justly indebted to the Administrative Agent and the Lender in respect of the Obligations, without defense, counterclaim or offset of any kind.

        3.2 Additional Borrowings. From time to time after the date hereof, the Borrower and the Lender may agree to increase the Aggregate Commitment, subject to such additional conditions and terms as are mutually acceptable, provided that (i) nothing contained in this


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Amendment shall require the Lender to increase the Aggregate Commitment and (ii)
the conditions and terms of any such increase to the Aggregate Commitment and any additional loans associated with such increase (the "Additional Loans") shall be unique to such increase and such Additional Loans and any Loans outstanding prior to such increase (as well as the Aggregate Commitment in effect immediately prior to such increase) shall be unaffected by such increase of the Aggregate Commitment or the issuance of Additional Loans.

        3.3 Continuing Effect; No Other Amendments or Waivers. Except as expressly amended pursuant to this Amendment, the Credit Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the Lender's consent or indicate their willingness to consent to any other amendment, modification or waiver of the Credit Agreement or the other Loan Documents, including without limitation, any amendment, modification or waiver of any Section amended or waived pursuant to this Amendment for any other date or time period or in connection with any other transaction.

        3.4 Integration. This Amendment represents the agreement of the Borrower, the Administrative Agent and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent and the Lender relative to the subject matter hereof not expressly set forth or referred to herein, or in the Credit Agreement, as amended through the date hereof.

         3.5 Counterparts. This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

        3.6 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES REGARDING CONFLICT OF LAW.


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                IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.



                                            INFOGRAMES, INC.


                                            By:  /s/ David Fremed
                                                 -------------------------------
                                                 Name: David Fremed
                                                 Title: Senior Vice President
                                                        of Finance and Chief
                                                        Financial Officer



                                            INFOGRAMES ENTERTAINMENT SA
                                            as Administrative Agent and Lender


                                            By:  /s/ Bruno Bonnell
                                                 -------------------------------
                                                 Name: Bruno Bonnell
                                                 Title: Chief Executive Officer





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